Exhibit 10.16

MONTROSE ENVIRONMENTAL GROUP, INC.

AMENDED AND RESTATED

2013 STOCK OPTION PLAN

1.    Purposes of the Plan. The purposes of the Montrose 2013 Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Administrator at the time of grant.

2.    Definitions. As used herein, the following definitions shall apply:

(a)    “Administrator” means the Board or the Committee responsible for conducting the general administration of the Plan, as applicable, in accordance with Section 4 hereof.

(b)    “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are granted under the Plan.

(c)    “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person.

(d)    “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficial Ownership”, “Beneficially Owns” and “Beneficially Owned” have meanings correlative to the foregoing.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Cause” shall include but not be limited to:

(i)    indictment for, or conviction of, a felony, a crime involving theft, fraud, dishonesty or moral turpitude, or any violation of any federal or state securities law (whether by plea of nolo contendere or otherwise) or the Holder’s enjoinment from violating any federal or state securities law or being determined to have violated any such law.

(ii)    refusal to follow the Company’s lawful directions;

(iii)    engaging in conduct constituting embezzlement, willful assistance to a competitor, fraud, misappropriation, material violation of the Company’s anti-discrimination,

equal employment opportunity, prohibition against harassment or similar policies or material violation of the Company’s insider trading policy, corporate code of business conduct and ethics or other material policy, as applicable;

(iv)    failure (including, but not limited to, the Holder’s refusal to be deposed or to provide testimony at any trial or inquiry) to cooperate, if requested by the Board or designee of the Board, with any investigation or inquiry, whether internal or external, into the Holder’s actions (or inactions) or the Company’s business practices, as applicable;

(v)    possession on Company premises of any prohibited drug or substance that constitutes a criminal offense;

(vi)    gross misconduct or gross negligence in connection with the business of the Company or any affiliate;

(vii)    public conduct by the Holder that in the good faith opinion of the Board harms the Holder’s or the Company’s reputation or standing in the community;

(viii)    material breach of the Holder’s employment or consulting agreement with the Company; Holder’s breach of any covenants he or she has made not to compete with the Company, not to solicit business customers of the Company and not to disclose the Company’s confidential information and trade secrets;

(ix)    in the case of a Holder who holds a license or permit necessary or required for the Company or a Subsidiary to conduct their respective businesses, revocation or suspension of such license or permit in any jurisdiction or limitation of such license or permit;

(x)    in the case of an Employee, the Employee’s material failure to perform the Employee’s duties (other than by reason of physical or mental illness, injury, or condition), after the Employee has been given written notice of the Employee’s default and has failed to cure such default within five (5) business days of the Employee’s receipt of such written notice; and

(xi)    in the case of a Consultant, failure to discharge Consultant’s duties to the reasonable satisfaction of the Company.

(g)    “Change of Control” means the closing of a transaction that is (i) a sale of all or substantially all of the assets of the Company (other than in connection with financing transactions, or sale and leaseback transactions) to a Person that is not a Controlled Affiliate (a “Third Party”), (ii) a sale, series of sales or merger or other transactions resulting in more than 50% of the voting stock of the Company or of any company directly or indirectly controlling the Company being held by a Third Party, (iii) a transaction or provision that gives a Third Party the right to appoint a majority of the Board of Directors of the Company or of any company directly or indirectly controlling the Company, (iv) an Initial Public Offering or (v) the liquidation or dissolution of the Company with respect to which there are or were distributable assets.

(h)    “Code” means the Internal Revenue Code of 1986, as amended.

(i)    “Committee” means a committee appointed by the Board in accordance with Section 4 hereof.

(j)    “Common Stock” means the Common Stock of the Company, par value $.0001 per share.

(k)    “Company” means Montrose Environmental Group, Inc., a Delaware corporation.

(l)    “Continuous Service” means the absence of any interruption or termination of service as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (v) in the case of transfers between locations of the Company or between the Company and its Affiliates. Changes in status between service as an Employee, Director, or Consultant will constitute an interruption of Continuous Service if the Administrator determines that the individual has not continued or will not continue to perform bona fide services for the Company or determines that the relationship will or may result in adverse accounting consequences.

(m)    “Consultant” means any person who is an independent consultant of the Company who has a written contract for independent consulting services with the Company or Subsidiary of the Company or, for purposes of granting Incentive Stock Options only, any Parent of the Company.

(n)    “Controlled Affiliate” means any other Person which, directly or indirectly is in control of, is controlled by, or is under common control with the Company. For purposes of identifying the “Controlled Affiliate” relationship, a Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ability to exercise voting power, by contract or otherwise.

(o)    “Director” means a member of the Board, or a member of the board of directors of an Affiliate.

(p)    “Disability” means

(i)    for an Employee covered by the Company’s long term disability plan, disability as defined in such plan; and

(ii)    for all other Holders, a physical or mental condition of the Holder resulting from bodily injury, disease or mental disorder which renders the Holder incapable of continuing the Holder’s usual or customary employment, duties or consulting services with the Company. The Disability of the Holder shall be determined by the Administrator in good faith after reasonable medical inquiry, including consultation with a licensed physician as chosen by the Administrator, and a fair evaluation of the Holder’s ability to perform the Holder’s duties.

(q)    “Employee” means any person who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or Subsidiary of the Company or, for purposes of granting Incentive Stock Options only, any Parent of the Company. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. Neither service as a member of the Board nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.

(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)    “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for a share of such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a share of the Common Stock on the last market trading day prior to the day of determination; or

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator using any reasonable valuation method permitted by Section 409A of the Code and associated guidance issued by the Department of Treasury or Internal Revenue Service. Without limiting the foregoing, any or a combination of each of the following may be considered by the Administrator, among other factors, in determining the Fair Market Value of the Common Stock: (a) the most recent valuation of the Common Stock performed in conjunction with the most recent goodwill impairment analysis performed by the Company; (b) the most recent per share price of Common Stock sold by the Company; or (c) the valuation of the Common Stock used by the Company in connection with the most recent transaction where Company stock was issued as consideration for the purchase by the Company of the assets, stock or business of a Person.

(t)    “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

(u)    “Grantee” means an Employee, Director, or a Consultant.

(v)    “Holder” means a person who has been granted or awarded an Option or who holds Shares acquired pursuant to the exercise of an Option.

(w)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

(x)    “Independent Director” means a member of the Board who is not a Grantee.

(y)    “Initial Public Offering” means a firm commitment underwritten public offering of Shares or other event the result of which is that Shares are tradable on the New York Stock Exchange, American Stock Exchange, NASDAQ Stock Market or similar public market system.

(z)    “Joinder Agreement” means an instrument in such form as shall be acceptable to the Company, pursuant to which a Holder or Permitted Transferee agrees to be bound by the terms of the Stockholder Agreements.

(aa)    “Non-Qualified Stock Option” means an Option (or portion thereof) that is not designated as an Incentive Stock Option by the Administrator, or which is designated as an Incentive Stock Option by the Administrator but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(bb)    “Option” means a stock option granted pursuant to the Plan.

(cc)    “Option Agreement” means a written agreement between the Company and a Holder evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(dd)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ee)    “Permitted Transferee” means the spouse, children, siblings, nieces, nephews, grandchildren or parents of such Holder, or any inter vivos or testamentary trust established solely for the benefit of any of the foregoing individuals and whose terms are not inconsistent with the terms of this Plan or the Shareholders Agreement.

(ff)    “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

(gg)    “Plan” means this Montrose 2013 Stock Option Plan.

(hh)    “Public Trading Date” means the first date upon which Common Stock of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

(ii)    “Rule 16b-3” means that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

(jj)    “Section 16(b)” means Section 16(b) of the Exchange Act.

(kk)    “Securities Act” means the Securities Act of 1933, as amended.

(ll)    “Share” means a share of Common Stock, as adjusted in accordance with Section 12 below.

(mm)    “Stockholder Agreements” means the Company’s Investors’ Rights Agreement, Right of First Refusal and Co-Sale Agreement and Voting Agreement, all dated as of July 5, 2013, as amended from time to time.

(nn)    “Subsidiary” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.    Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the shares of stock subject to Options shall be Common Stock, initially shares of the Company’s Common Stock, par value $.0001 per share. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be issued upon exercise of such Options is Thirty Nine Thousand Nine Hundred Thirty Five (39,935) Shares. Shares issued upon exercise of Options may be authorized but unissued, or reacquired Common Stock. If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares which are delivered by the Holder or withheld by the Company upon the exercise of an Option under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of this Section 3. Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Code Section 422.

4.    Administration of the Plan.

(a)    Administrator. Unless and until the Board delegates administration to a Committee as set forth below, the Plan shall be administered by the Board. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Notwithstanding the foregoing, however, from and after the Public Trading Date, a Committee of the Board shall administer the Plan and the Committee shall consist solely of two or more Independent Directors each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code, and a “non-employee director” within the meaning of Rule 16b-3. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant awards under the Plan to eligible persons who are either (A) not then “covered employees,” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies on the Committee may be filled by the Board.

(b)    Powers of the Administrator. Subject to the provisions of the Plan and the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i)    to determine the Fair Market Value;

(ii)    to select the Grantees to whom Options may from time to time be granted hereunder;

(iii)    to determine the number of Shares to be covered by each Option granted hereunder;

(iv)    to approve forms of agreement for use under the Plan;

(v)    to determine the terms and conditions of any Option granted hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may vest or be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine);

(vi)    to determine whether to offer to buy-out a previously granted Option as provided in subsection 10(i) and to determine the terms and conditions of such offer and buy-out (including whether payment is to be made in cash or Shares);

(vii)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii)    to allow Holders to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld based on the statutory withholding rates for federal and state tax purposes that apply to supplemental taxable income. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Holders to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(ix)    to amend the Plan or any Option granted under the Plan as provided in Section 13; and

(x)    to construe and interpret the terms of the Plan and Options granted pursuant to the Plan and to exercise such powers and perform such acts as the Administrator deems necessary or desirable to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c)    Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Holders.

5.    Eligibility. The Administrator shall select those Grantees to whom the Company will grant Options. If otherwise eligible, a Grantee who has been granted an Option may be granted additional Options.

6.    Limitations.

(a)    Each Option shall be designated by the Administrator in the Option Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Holder’s Incentive Stock Options and other incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options or other options shall be treated as Non-Qualified Stock Options.

For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

(b)    Neither the Plan nor any Option shall confer upon a Holder any right with respect to continuing the Holder’s employment or independent contractor relationship with the Company, nor shall they interfere in any way with the Holder’s right or the Company’s right to terminate such relationship at any time, with or without Cause.

(c)    No Grantee shall be granted, in any calendar year, Options to purchase more than five-hundred thousand (500,000) Shares; provided, however, that the foregoing limitation shall not apply prior to the Public Trading Date and, following the Public Trading Date, the foregoing limitation shall not apply until the earliest of: (i) the first material modification of the Plan (including any increase in the number of Shares reserved for issuance under the Plan in accordance with Section 3); (ii) the issuance of all of the Shares of Common Stock reserved for issuance under the Plan; (iii) the expiration of the Plan; (iv) the first meeting of stockholders at which directors of the Company are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Exchange Act; or (v) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 11. For purposes of this Section 6(c), if an Option is canceled in the same fiscal year of the Company it was granted (other than in connection with a transaction described in Section 11), the canceled Option will be counted against the limit set forth in this Section 6(c). For this purpose, if the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option.

7.    Term of Plan. The Plan shall become effective upon its initial adoption by the Board and shall continue in effect until it is terminated under Section 13 of the Plan. No Options may be issued under the Plan after the tenth (10th) anniversary of the earlier of (i) the date upon which the Plan is adopted by the Board or (ii) the date the Plan is approved by the stockholders.

8.    Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Holder who, at the time the Option is granted, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9.    Option Exercise Price and Consideration.

(a)    The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(i)    In the case of an Incentive Stock Option granted to a Grantee who, at the time of grant of such Option, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred and ten percent (110%) of the Fair Market Value per Share on the date of grant.

(ii)    In the case of an Option granted to any other Grantee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii)    Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction, provided the requirements of Treasury Regulation § 1.424-1 (in the case of an Incentive Stock Option) and Treasury Regulation § 1.409A-1(b)(5)(v)(D).

(b)    The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined on the date of grant). Such consideration may consist of (1) cash, (2) check, (3) with the consent of the Administrator, a full recourse promissory note bearing interest and payable upon such terms as may be prescribed by the Administrator), (4) with the consent of the Administrator, other Shares which (x) in the case of Shares acquired from the Company, have been owned by the Holder for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) with the consent of the Administrator, delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Options and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, (6) with the consent of the Administrator, a cashless exercise whereby the Holder elects, by providing written notice to the Administrator, to exercise any vested portion of his or her Option by receiving the number of Shares equal to the difference between the aggregate Fair Market Value of the Shares for which such Option is exercised on the date of exercise by the Holder and the aggregate Option Exercise Price of such Shares divided by the Fair Market Value per share of the Company’s Shares on the date of exercise by the Holder or (7) with the consent of the Administrator, any combination of the foregoing methods of payment.

10.    Exercise of Option.

(a)    Vesting; Fractional Exercises. Options granted hereunder shall be vested and exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

(b)    Deliveries upon Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

(i)    A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(ii)    Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with Applicable Laws. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop transfer notices to agents and registrars; and

(iii)    In the event that the Option shall be exercised pursuant to Section 10(f) by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option.

(c)    Conditions to Delivery of Share Certificates. The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(i)    The admission of such Shares to listing on all stock exchanges, if any, on which such class of stock is then listed;

(ii)    The completion of any registration or other qualification of such Shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(iii)    The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(iv)    The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience;

(v)    The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such Shares under Section 9(b); and

(vi)    The receipt by the Company of a Joinder Agreement duly executed by the Holder of such Shares.

To the extent that the Company is unable to issue Shares for any of the reasons set forth in clauses (i), (ii), or (iii) of this Section 10(c), the Company shall promptly take all commercially reasonable measures so that it is able to issue Shares to a Holder.

(d)    Termination of Continuous Service other than upon Disability or Death. If a Holder’s Continuous Service terminates other than by reason of the Holder’s Disability or death, such Holder may exercise his or her Option within such period of time as is specified in the Option Agreement for such portion of the Option which is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). If the Option Agreement specifies a period of time for post-termination exercise of the vested portion of the Option, the Option Agreement shall take precedence over the provisions of this Section 10(d). In the absence of a specified expiration date in the Option Agreement, the vested portion of the Option shall remain exercisable for two (2) months following the termination of the Holder’s Continuous Service other than by reason of the Holder’s Disability or Death. If, after the termination of Continuous Service, the Holder is not vested in a portion of the Option, unless otherwise specified in the Option Agreement, the Shares covered by the unvested portion of the Option immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder does not exercise the vested portion of his or her Option prior to the expiration date as specified herein, the vested portion of the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(e)    Disability of Holder. If a Holder’s Continuous Service ceases as a result of the Holder’s Disability, the Holder may exercise his or her Option within such period of time as is specified in the Option Agreement for such portion of the Option which is vested on the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If the Option Agreement specifies a period of time for post-Disability termination exercise of the vested portion of the Option, the Option Agreement shall take precedence over the provisions of this Section 10(e). In the absence of a specified expiration date in the Option Agreement, the vested portion of the Option shall remain exercisable for twelve (12) months following the termination of the Holder as a result of the Holder’s Disability. If such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option from and after the day which is three (3) months and one (1) day following such termination. If, on the date of termination of Continuous Service, the Holder is not vested as to his or her entire Option, unless otherwise specified in the Option Agreement, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination of Continuous Service, the Holder does not exercise the vested portion of his or her Option prior to the expiration date as specified herein or in the Option Agreement, as applicable, the vested portion of the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(f)    Death of Holder. If a Holder’s Continuous Service terminates as a result of the Holder’s death, the Option may be exercised within such period of time as is specified in the Option Agreement for such portion of the Option which is vested on the date of death, (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Holder’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. If the Option Agreement specifies a period of time for post-death exercise of the vested portion of the Option, the Option Agreement shall take precedence over the provisions of this Section 10(f). In the absence of a specified time in the Option Agreement, the vested portion of the Option shall remain exercisable for twelve (12) months following the Holder’s death. If, at the time of death, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. The vested portion of the Option may be exercised by the executor or administrator of the Holder’s estate or, if none, by the person(s) entitled to exercise the vested portion of the Option under the Holder’s will or the laws of descent or distribution. If the vested portion of the Option is not so exercised within the time specified herein or in the Option Agreement as applicable, the vested portion of the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(g)    Regulatory Extension. A Holder’s Option Agreement may provide that if the exercise of the vested portion of the Option following the termination of the Holder’s Continuous Service (other than upon the Holder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the vested portion of the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 8 or (ii) the expiration of a period of three (3) months after the termination of the Holder’s Continuous Service during which the exercise of the vested portion of the Option would not be in violation of such registration requirements.

(h)    Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Holder at the time that such offer is made.

(i)    Expiration of Options. Notwithstanding the foregoing, any unexercised portion of the Option(s) held by a Holder, whether vested or not vested, shall immediately expire in the event the Holder’s Continuous Service is terminated by the Company or its Affiliate for Cause, as defined herein or in a written employment or consulting agreement between the Company or its Affiliate and the Holder. In addition, if the Company or its Affiliate determines that, after termination of the Holder’s Continuous Service with the Company or its Affiliate, the Holder during his or her Continuous Service committed any of the acts that would constitute “Cause,” as defined herein or in the Holder’s written employment or consulting agreement in effect at such time, all of the Holder’s unexercised Options, whether vested or not vested, shall immediately expire. Notwithstanding the foregoing, the determination of whether a Holder’s Continuous Service shall be terminated by reason of the foregoing, and the determination after the Holder’s termination of Continuous Service that the Holder committed any of such acts, shall require a majority of the Board (other than the Holder if the Holder is a member of the Board).

(j)    Transferability of Options and Shares. Except as otherwise provided in an Option Agreement, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Holder, only by the Holder. The Administrator may permit a Holder to designate the beneficiary who will inherit an Option when the Holder dies. The Administrator may permit in an Option Agreement that a Holder may give a Non-Qualified Stock Option and Shares acquired pursuant to an Option to a Permitted Transferee, but only if the Permitted Transferee, if Shares are being transferred, executes and delivers a Joinder Agreement to the Company Stockholder Agreements. A transfer to a Permitted Transferee shall not relieve a Holder from his or her obligations under this Plan or the applicable Option Agreement with respect to the transferred Option or Option proceeds. Notwithstanding anything in this Section 10(j) to the contrary, with respect to Shares acquired pursuant to exercise of an Option, the provisions of this Section 10(j) shall be waived with respect to all Holders following an Initial Public Offering.

11.    Adjustments upon Changes in Capitalization, Merger or Asset Sale.

(a)    In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option, then the Administrator shall, in an equitable manner, adjust any or all of:

(i)    the number and kind of shares of Common Stock (or other securities or property) with respect to which Options may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of shares which may be issued and adjustments of the maximum number of Shares that may be purchased by any Holder in any fiscal year pursuant to Section 6(c));

(ii)    the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options; and

(iii)    the grant or exercise price with respect to any Option.

(b)    In the event of any transaction or event described in Section 12(a), the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option granted or issued under the Plan or to facilitate such transaction or event:

(i)    To provide for either the purchase of any such Option for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option or realization of the Holder’s rights had such Option been currently exercisable or payable or fully vested or the replacement of such Option with other rights or property selected by the Administrator in its sole discretion;

(ii)    To provide that such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Option;

(iii)    To provide that such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iv)    To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options or Options that may be granted in the future; and

(v)    To provide that immediately upon the consummation of such event, such Option shall not be exercisable and shall terminate; provided, that for a specified period of time prior to such event, such Option shall be exercisable as to all Shares covered thereby, and the restrictions imposed under an Option Agreement upon some or all Shares may be terminated, notwithstanding anything to the contrary in the Plan or the provisions of such Option Agreement.

(c)    Subject to Section 3, the Administrator may, in its discretion, include such further provisions and limitations in any Option Agreement as it may deem equitable and in the best interests of the Company.

(d)    If the Company undergoes a Change of Control, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Options outstanding under the Plan or may substitute similar stock options (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(d)) for those outstanding under the Plan. Unless otherwise specified in an Option Agreement, in the event any surviving corporation or acquiring corporation following a Change of Control does not assume such Options or does not substitute similar stock options for those outstanding under the Plan, then with respect to (i) Options held by Holders whose Continuous Service has not terminated prior to such event, the vesting of such Options and the time during which such Options may be exercised shall be accelerated and made fully exercisable and all restrictions thereon shall lapse at least ten (10) days prior to the closing of the Change of Control (and the Options terminated if not exercised prior to the closing of such Change of Control), and (ii) any other Options outstanding under the Plan, such Options shall be terminated if not exercised prior to the closing of the Change of Control.

(e)    The existence of the Plan or any Option Agreement and the Options granted hereunder shall not affect or restrict in any way the right or power of the Board to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.    Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each eligible person to whom an Option is so granted within a reasonable time after the date of such grant.

13.    Amendment and Termination of the Plan.

(a)    Amendment and Termination. The Board may at any time wholly or partially amend, alter, suspend or terminate the Plan. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the

Board, no action of the Board may, except as provided in Section 11, increase the limits imposed in Section 3 on the maximum number of Shares which may be issued under the Plan or extend the term of the Plan under Section 7.

(b)    Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)    Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Administrator, which agreement must be in writing and signed by the Holder and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted or awarded under the Plan prior to the date of such termination.

14.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction after putting forth commercially reasonable efforts to obtain such authority, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.    Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16.    Repurchase Provisions. The Administrator in its discretion may provide that the Company may repurchase Shares acquired upon exercise of an Option upon a Holder’s termination as an Employee or Consultant.

17.    Investment Intent. The Company may require a Holder, as a condition of exercising or acquiring stock under any Option, (i) to give written assurances satisfactory to the Company as to the participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the participant is acquiring the stock subject to the Option for the participant’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of stock under the applicable Option has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

18.    Stockholder Rights. No Shares shall be issued pursuant to an Option until the Holder or, if applicable, Permitted Transferee executes a Joinder Agreement. A Holder or, if applicable, Permitted Transferee shall not acquire any stockholder rights with respect to Shares subject to an Option until the Holder or, if applicable, Permitted Transferee is issued stock certificates with respect to the Shares and the Holder has executed the Shareholder Agreements.

19.    Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

(Signature Page Follows)

* * * * * * *

I hereby certify that the Plan was duly adopted by the Board and stockholders of Montrose Environmental Group, Inc. on December 16, 2014.

/s/ Jeremiah Yu
Jeremiah Yu
President and Co-Chief Executive Officer, Montrose Environmental Group, Inc.

(Signature Page to Montrose 2013 Stock Option Plan)